UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PIXELWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Pixelworks CEO Publishes Letter to Shareholders

PORTLAND, Ore., November 04, 2025 – Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of innovative video and display processing solutions, today published the following letter to shareholders from Todd DeBonis, President and CEO.

Dear Fellow Shareholders,

I am reaching out to you today about an important strategic transaction that you will be considering at our upcoming special meeting of shareholders. The Board of Directors of Pixelworks, Inc. (“Pixelworks”), has unanimously recommended that you vote FOR the proposed sale of our majority-owned subsidiary, Pixelworks Semiconductor Technology (Shanghai) Co., Ltd. (“Pixelworks Shanghai”), to VeriSilicon (www.verisilicon.com), as described in the proxy statement that was previously distributed to shareholders.

Background & Strategic Rationale

Pixelworks Shanghai is our majority-owned, China-based subsidiary—a fabless semiconductor display solutions company formed in 2021. Given the escalating geopolitical tensions and constrained capital markets in China, over the last several months the Company conducted a comprehensive strategic review, including an evaluation of alternatives for Pixelworks Shanghai. As announced on October 15, 2025, we signed a definitive purchase agreement to sell our shares in Pixelworks Shanghai to a special-purpose entity led by VeriSilicon, based on an equity value of RMB 950 million (approximately USD 133 million) (the “Sale”).

After agreed-upon share transfers to other shareholders, transaction costs and withholding taxes, we expect to receive net cash proceeds in the range of approximately USD 50 million to USD 60 million upon closing. The proposed transaction remains subject to customary closing conditions and the affirmative vote of shareholders that own at least two-thirds (67%) of our outstanding common stock.

The rationale for this transaction is three-fold:

1.

Unlocking value for shareholders: While Pixelworks Shanghai has strategic value, this transaction captures the optimal realizable value in the current environment and allows us to monetize a significant asset.

2.

Focused on core strengths: With Pixelworks Shanghai under new ownership, Pixelworks will be better positioned to concentrate on our global technology licensing business, specializing in cinematic visualization solutions. As an asset-light, IP-rich company in this space, we will have competitive differentiation and compelling, longer-term growth potential.

3.

Strengthened financial flexibility: The net cash proceeds will enhance our balance sheet, give us increased flexibility to invest in growth opportunities, support our licensing initiatives, and better allocate capital to the highest-return projects.

Why the technology licensing business is good for shareholders

Post-transaction, Pixelworks will transform into a pure play technology licensing company specializing in cinematic visualization solutions. Its flagship TrueCut Motion™ platform—used by leading filmmakers to enhance the cinematic experience across premium theatrical and home screens—anchors a portfolio of proprietary imaging technologies that extend beyond film into high-growth enterprise, consumer visualization, and entertainment markets.

By exiting our majority ownership of the Pixelworks Shanghai manufacturing and design subsidiary, we will free up company resources, management attention and capital to grow the margin-enhanced licensing business, which is inherently more scalable, less capital-intensive, and has the potential to deliver higher return on invested capital.

With more than two decades of image-processing innovation, Pixelworks will continue to enable authentic, high-fidelity viewing experiences across all screens.

Next Steps and Your Vote

The proposed sale will be presented for shareholder approval at the upcoming special meeting. Detailed information about the terms, the background of the transaction, risk factors and the Board’s recommendation is included in the proxy statement. Your vote is very important no matter how many shares you own. The Board and management believe this is a pivotal transaction for the future of Pixelworks—and unanimously urge you to vote FOR the sale of Pixelworks Shanghai.

We ask you to review the proxy materials carefully and submit your proxy or vote by internet, telephone or mail as soon as possible so that your shares will be represented at the meeting. If you have any questions or would like to obtain another proxy card, please contact our proxy solicitor, Alliance Advisors, at 855-206-1342 or via email at PXLW@allianceadvisors.com.

Closing

On behalf of the Board and everyone at Pixelworks, I’d like to thank you for your ongoing trust and support. We believe this transaction marks an important step toward sharpening our focus, unlocking value, and positioning Pixelworks for a stronger and more dynamic future, one in which our technology licensing solutions can flourish to the benefit of our shareholders.

Sincerely,

Todd DeBonis

Chief Executive Officer

Pixelworks, Inc.

Forward-Looking Statements

This shareholder letter contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication are forward-looking statements. Examples of such statements include, but are not limited to, statements regarding the satisfaction of closing conditions with respect to the Sale, including approval by the Company’s shareholders; the expected amount of gross proceeds from the Sale to the Company; and the Company’s expectations regarding the use of net proceeds from the Sale. We may not actually achieve the plans, carry out the intentions or achieve the objectives disclosed in the forward-looking statements, and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and understandings and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, market and other conditions and other factors described in our other filings with the Securities and Exchange Commission (the “SEC”) from time to time. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made, except as required by law. You should review additional disclosures we make in our filings with the SEC, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and current reports and other documents that we have filed or may file in the future. You may access these documents for no charge at http://www.sec.gov.

Additional Information and Where to Find It

In connection with the proposed Sale, Pixelworks has filed a proxy statement on Schedule 14A with the SEC. INVESTORS AND SHAREHOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Free copies of the definitive proxy statement, as well as other filings containing information about Pixelworks and the proposed Sale, may be obtained at the SEC’s Internet site (http://www.sec.gov). You may also obtain the documents filed with the SEC, free of charge, in the “Investors” section of our website, www.pixelworks.com, under the heading “Investors—SEC Filings” or by requesting them in writing or by telephone at: Pixelworks, Inc., 16760 SW Upper Boones Ferry Rd., Suite 101, Portland, OR 97224; Telephone (503) 601-4545.

Participants in the Solicitation

Pixelworks and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Pixelworks in connection with the proposed Sale. Information about the Pixelworks directors and executive officers is set forth in the proxy statement for the Company’s 2025 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 21, 2025. Additional information regarding the interests of those participants and other persons who may be deemed participants may be obtained by reading the Proxy Statement and other relevant documents regarding the proposed Sale. Copies of these documents may be obtained free of charge from the sources described above.

About Pixelworks, Inc.

Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens – from cinema to smartphone and beyond. The Company has more than 20 years of delivering image processing innovation to leading providers of consumer electronics, professional displays, and video streaming services. For more information, please visit the Company’s web site at www.pixelworks.com.

Note: Pixelworks and the Pixelworks logo are trademarks of Pixelworks, Inc.

Investor Contact:

Shelton Group

Brett L Perry

P: 214-272-0070

E: bperry@sheltongroup.com

Company Contact:

Pixelworks, Inc.

E: info@pixelworks.com